Exhibit 99.1

Dollar Tree Stores, Inc. Expands Payment-type Acceptance
Visa Credit Cards to be Accepted at all stores beginning October 31

CHESAPEAKE, Va. – October 30, 2007 - Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation's leading operator of single-price point dollar stores, today announced that it has reached an agreement with Visa to accept Visa credit cards at all of its more than 3,300 stores beginning October 31, 2007. The company will continue to accept debit cards and Discover® Network cards at all stores. In addition, MasterCard® credit cards are accepted at approximately 980 Dollar Tree locations.

“We are pleased to add the convenience of Visa credit cards for our customers in time for the holiday season,” said President and CEO Bob Sasser.  “Now, customers will have the option of using Visa credit cards in addition to Discover and debit cards at all of our stores across the country.”

Dollar Tree Stores operates 3,334 stores in 48 states as of August 4, 2007.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS:  This press release may contain "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, or estimate.  For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” "Business," and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10 - K filed April 4, 2007 and our Quarterly Report on Form 10-Q filed September 12, 2007.  In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply.  We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Timothy J. Reid
757-321-5284
www.DollarTree.com

Return to Form 8K

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